        Execution Version
ADMINISTRATIVE SERVICES AND LOANED EMPLOYEE AGREEMENT
THIS ADMINISTRATIVE SERVICES AND LOANED EMPLOYEE AGREEMENT (this “Agreement”) is made and entered into as of August 11, 2022, by and between Rigid Core Manufacturing, LLC, a Delaware limited liability company (“Company”), TDG Operations, LLC, a Georgia limited liability company (“TDG”), and Alabama Manufacturing Investment, LLC, a Delaware limited liability company (“AMI”, and together with Company and TDG, the “Parties” and each a “Party”). Capitalized terms not otherwise defined herein shall have the same meaning as defined in the JV Agreement (as defined below).

RECITALS:

WHEREAS, pursuant to a Joint Venture Agreement (the “JV Agreement”) between TruCor, LLC, a wholly-owned subsidiary of TDG (“TruCor”), AMI, and The Dixie Group, Inc., a Tennessee corporation, dated August 11, 2022, TruCor and AMI agreed to form Company for the purpose of manufacturing luxury vinyl tile (“LVT”) exclusively for the benefit of TruCor and AMI, and their respective affiliates (the “Business”);
WHEREAS, pursuant to the JV Agreement, TDG has agreed to provide, or cause TDG’s Affiliates (as defined below) to provide, Company with loaned employees, certain administrative, insurance and risk management, information technology, cybersecurity, data protection, human resources services, and use of space within its existing facility in Atmore, Alabama as more particularly described in Exhibit A attached hereto.

    NOW, THEREFORE, for and in consideration of such engagement of TDG by Company, the above premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the Parties agree as follows:

1.Engagement. Company hereby engages TDG to perform the Administrative Services and provide the Loaned Employees (as such terms are defined herein), and TDG hereby accepts such engagement.
2.Administrative Services.
(a)TDG agrees to provide or cause to be provided the administrative services described in Exhibit A attached hereto (the “Administrative Services”) to Company with Company’s authorization and consent (which may be withheld or withdrawn by Company at any time in its sole discretion) as determined by the Company’s board of directors, on the terms and conditions set out in this Agreement and in Exhibit A.
(b)TDG and Company hereby agree that TDG may also provide such other services to Company (the “Additional Services”) as TDG and Company may agree in writing, along with any corresponding adjustment to the Fees (defined below) as mutually agreed in writing by TDG and Company.
(c)TDG shall provide or cause to be provided each Administrative Service in compliance with applicable law, this Agreement, and in a manner generally consistent with, and with the same standard of care, as TDG provides such service on behalf of itself and its Affiliates. For the purpose of this Agreement, an “Affiliate” of a Party means an entity or organization other than the Party that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Party.
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(d)TDG shall assign or cause to be assigned sufficient resources and qualified personnel as are reasonably required to perform the Administrative Services in accordance with the standards set out in Section 2(c).
(e)Except as otherwise specified in this Agreement, TDG shall have the right to use an Affiliate or a third-party contractor (collectively “Subcontractors” and each, a “Subcontractor”) to provide all or part of any Administrative Service; provided that TDG shall obtain the written consent of the Company prior to using a Subcontractor which is not an Affiliate. TDG shall be responsible for any action of any Subcontractor which would constitute a breach under this Agreement if committed by TDG directly (including without limitation Sections 9 and 12 hereof).
(f)Company shall comply with the reasonable security policies and procedures (including but not limited to reasonable information technology and security safeguards) that TDG or its Affiliates or Subcontractors involved in providing the Administrative Services have in place or may establish generally to protect TDG’s or such Affiliates’ or Subcontractors’ assets, systems, or data used in providing the Administrative Services. TDG or its Affiliates or Subcontractors involved in providing the Administrative Services shall comply with the reasonable security policies and procedures (including but not limited to reasonable information technology and security safeguards) that Company has in place or may establish to protect Company’s assets, systems, or data used in receiving the Administrative Services.
(g)All of TDG’s procedures, methods, systems, strategies, tools, equipment, facilities or other resources owned and used by TDG or any of its Affiliates or Subcontractors in connection with the provision of Administrative Services shall remain the property of TDG or such Affiliate or Subcontractor, as applicable, except as expressly agreed to the contrary in writing by both Parties. Company shall not acquire any right, title or interest (including any license rights or rights of use) in any firmware or software that may be used and owned by TDG or any of its Affiliates or Subcontractors in providing the Administrative Services, except as expressly agreed to the contrary in writing by both Parties.
(h)The Administrative Services provided by TDG under this Agreement are non-exclusive, and Company acknowledges and agrees that TDG may have other business interests and provide services similar to the Administrative Services to any third parties during the Term provided that such activities do not interfere with TDG’s obligations under this Agreement.
(i)Nothing in this Agreement is to be interpreted as limiting Company from engaging other consultants or service providers to provide services on such terms and conditions as may be satisfactory to Company.
(j)During the Term, Company may enter, and TDG shall permit access by Company and Company’s Representatives, to, the property in Atmore, Alabama at reasonable times during normal business hours to inspect, analyze, survey, test, examine or for any other reason as Company deems reasonably necessary related to the provision of the Administrative Services. Upon the request of AMI, the Company agrees to use reasonable commercial efforts to enter into a lease, license or other agreement with TDG for all or a portion of the Atmore Facility, and in such event TDG shall seek to obtain the consent of all parties required under and in accordance with the Loan Agreements and such other agreements affecting TDG’s use of the Atmore Facility (the “Atmore Consent Instruments”), and TDG shall keep AMI apprised of the status of the Atmore Consent Instruments. Upon receipt of the Atmore Consent Instruments, TDG shall promptly enter into a lease with the Company for a term no less than the remaining portion of the Term (the “Atmore Facility Lease”). The Atmore Facility Lease shall be upon

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the terms and conditions set forth in Schedule 1 attached hereto and made a part hereof, and upon such other reasonable terms and conditions for leases of comparable facilities located in the Atmore, Alabama area and reasonably satisfactory in all respects to AMI. Prior to entering into such Atmore Facility Lease, Company will pay TDG $0.23 per month per square foot for the use of the space that Company occupies.  Such charge will commence when Company takes effective possession of the space by beginning work on improvements required in the space to be utilized, with the actual date to be agreed upon by the board of directors of the Company.
(k)TDG shall be permitted to enter into a lease, license or such other agreement with a third party for a portion of the Atmore Facility (a “Third Party Lease”) provided the Third Party Lease shall not interfere with Company’s performance of the Administrative Services and Additional Services, if any, at the Atmore Facility.
(l)During the Term, TDG shall give prompt written notice (the “Notice of the Atmore Facility Sale”) to the Company and to AMI of its intention to sell or otherwise transfer TDG’s fee title interest in the Atmore Facility (the “Atmore Facility Sale”) or of TDG’s commencing the marketing of the Atmore Facility Sale. Except as otherwise consented to in writing by AMI, the Atmore Facility Sale shall not be consummated less than six (6) months from the date of the Notice of the Atmore Facility Sale. Simultaneously on the date of the Atmore Facility Sale, provided TDG and Company have entered into the Atmore Facility Lease, TDG and the purchaser of the Atmore Facility shall enter into an assignment and assumption agreement of the Atmore Facility Lease in a form reasonably satisfactory to the Company and AMI. In the event TDG and Company have not entered into the Atmore Facility Lease prior to the date of the Atmore Facility Sale, TDG shall cause the purchaser of the Atmore Facility to enter into a lease with the Company for a term no less than the remaining portion of the Term, and upon such other reasonable terms and conditions for leases of comparable facilities located in the Atmore, Alabama area and reasonably satisfactory in all respects to the Company and AMI.
3.Loaned Employees.
(m)In addition to the Administrative Services, TDG will cause certain of its employees (the “Loaned Employees”) to perform work for the benefit of and on behalf of the Company, including but not limited to the day-to-day manufacturing operations of Company (the “Manufacturing Services”) at the time and places designated, from time to time, by Company. During the Term of this Agreement, the Loaned Employees shall perform work exclusively for the benefit of the Company at TDG’s direction and management. The Company has determined the precise tasks, services and assignments that Company needs performed (which may be modified from time to time), and TDG represents and warrants that the Loaned Employees can be trained to and will perform such tasks, services, and assignments, and that TDG and its Affiliates will exclusively manage, administer, and direct such tasks, services, and assignments in accordance with the Company’s requirements. TDG, its Affiliates, and any Subcontractors represent and warrant that they and the nature of services to be performed by the Loaned Employees are and will remain in compliance with TDG’s collective bargaining agreement currently in effect with the Southern Region Workers United affiliated with Service Employees International Union (“SEIU”), and any successor or future collective bargaining agreement between TDG and SEIU (or any other or successor collective bargaining representative(s)) governing the Loaned Employees (collectively, the “CBAs”), and with all applicable laws. The Company agrees to avoid intentionally or knowingly engaging in any individual employment-related decisions, actions, or omissions with respect to the Loaned Employees that results in liability to TDG under the CBAs or applicable laws, provided that, for the avoidance of doubt, any action or omission that was originally proposed by or originated from TDG, its Affiliates, and/or Subcontractor, or that was recommended, adjusted, advised, approved, or adopted by any

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of their HR personnel (an “HR Approved Matter”), shall automatically be deemed to fall outside the scope of this sentence. Notwithstanding anything to the contrary in this Agreement or any other document or agreement, during the Term of this Agreement, TDG represents and warrants, on its own behalf as well as its Affiliates, that they are and shall remain the sole employer of the Loaned Employees, and TDG agrees that neither the Company nor any of the other AMI Indemnitees (as defined herein) are considered an employer of any of the Loaned Employees. During the Term of this Agreement, neither Company nor any other AMI Indemnitees shall have any direct or indirect contractual relationship with the Loaned Employees. TDG shall be an independent contractor of Company for purposes of this Agreement.
(n)TDG shall retain the exclusive right to select, evaluate, hire, train, promote, discipline, and terminate the Loaned Employees; provided, however, that, notwithstanding anything in this Agreement to the contrary, TDG shall not cause any Loaned Employee to perform work for or on behalf of TDG or any of its Affiliates without the prior consent of the Company, nor take any action with respect to the dismissal of any Loaned Employees from employment with Company who are managers or supervisors without the prior consent of Company, nor take, continue, or engage in any action or omission with respect to the Loaned Employees that contravenes, or that Company reasonable believes contravenes, this Agreement or the JV Agreement.
(o)During and/or with respect to the Term of this Agreement, TDG and its Affiliates shall comply with, cause the Loaned Employees to comply with, and ensure that TDG’s and its Affiliates’ employment of the Loaned Employees complies with, all applicable federal, state and local employment, employee benefit, labor, and other laws and regulations, as well as all rules, regulations, policies and procedures of the Company. Company agrees that under no circumstances will it intentionally or knowingly require TDG to perform any Administrative Services or Manufacturing Services outside the scope of this Agreement and the services contemplated hereunder and that would cause TDG to be in violation of its obligations under any collective bargaining agreement then in effect.
4.Fees and Expenses.
(p)As consideration for providing the Administrative Services and the Loaned Employees for the Manufacturing Services, Company agrees to bear and to pay TDG’s costs incurred by TDG in providing such Administrative Services and Loaned Employees for the Manufacturing Services (the “Fees”). The Fees shall equal the sum of Direct Costs plus Overhead Costs. The basis for determining the Fees shall be determined by Company based on a reasonable, pro rata allocation methodology to be established by the Company as part of its budgeting process and used consistently from year to year. Such basis shall be modified and adjusted by the Company where necessary or appropriate to reflect fairly and equitably the actual incidence of Direct Costs and Overhead Costs incurred by TDG. “Direct Costs” shall mean the sum of all internal and external costs incurred by TDG in providing the Administrative Services and the Manufacturing Services including, but not limited to, allocable salaries and wages, incentives, paid absences, payroll taxes, health care and retirement benefits, regular required pension contributions as part of periodic compensation payments to Loaned Employees pursuant to the CBA then in effect (excluding, for clarity, contributions pursuant to any rehabilitation plan, including the National Retirement Fund’s 2010 Rehabilitation Plan, which would be any amounts contributed in excess of the required contributions to the National Retirement Fund pursuant to the CBA), direct costs and expenses incurred in connection with the Administrative Services described in Exhibit A, and reimbursement of documented reasonable out-of-pocket expenses to third parties (i.e., not to any of TDG, its Affiliates or any Subcontractors) (“Out-of-Pocket Costs”), with Company’s authorization and consent (which may be withheld or

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withdrawn by Company at any time in its sole discretion); provided however, that TDG or any such Affiliate or Subcontractor shall obtain Company’s written consent prior to incurring, or agreeing to incur, any single or series of related Out-of-Pocket Costs in excess of $2,500. “Overhead Costs” shall mean all internal and external indirect costs incurred by the Company in providing the Administrative Services and the Manufacturing Services, and shall include (but are not limited to) reasonable general overhead and facilities charges (for example, office rent, depreciation, maintenance, utilities, and supplies), incurred with Company’s authorization and consent (which may be withheld or withdrawn by Company at any time in its sole discretion). Notwithstanding anything to the contrary herein, except as otherwise provided herein, the Fees shall expressly exclude Damages (as defined herein), including but not limited to any legal, accounting, or other professional services fees and costs related thereto, incurred or caused directly or indirectly by TDG, its Affiliates, and/or any Subcontractors with respect to the Loaned Employees, including but not limited to pension, withdrawal, and/or any other labor relations liability (if any); the costs and liabilities referenced in Section 5(a) of this Agreement; and the costs and liabilities associated with the indemnification, defense or hold harmless of the AMI Indemnitees under this Agreement. For the avoidance of doubt, a pro rata allocation of costs and expenses incurred in connection with ordinary course labor-related questions related to the Loaned Employees or the interpretation of the CBAs with respect to the Loaned Employees shall be expressly included in any calculation of Fees.
(q)Notwithstanding anything to the contrary in this Agreement, the Fees will under no circumstances result in any profit to TDG or any of its Affiliates.
(r)Any equipment, licenses, seat costs, or related materials purchased by TDG at the specific request of Company for exclusive use by Company shall be paid in full by Company.
(s)In the event that Company requests TDG to perform, and TDG agrees to perform, Additional Services, the Parties shall seek to agree in writing on reasonable compensation to be paid by Company to TDG for any such Additional Services and shall execute an amendment to this Agreement to add such Additional Service as a new Exhibit A to make such Additional Service an “Administrative Service” for all purposes under this Agreement and to modify the Fees accordingly as mutually agreed in writing by Company and TDG.
(t)Subject to the terms and conditions in this Agreement, TDG shall provide Company monthly invoices (“Invoices”), which shall set out in reasonable detail the Fees for the Administrative Services and Manufacturing Services performed during the preceding month, together with such supporting documentation of Out-of-Pocket Costs as Company may reasonably request. Company shall pay the amounts in each Invoice that are in compliance with this Agreement within thirty (30) days after the date of the Invoice, except to the extent of any portion thereof being disputed in good faith by Company during the pendency of such dispute.
(u)The prices set out for the Fees are exclusive of normal taxes incurred in the regular course of business. Company shall be responsible for all regular course sales, goods, use, services, excise, value added and other similar transactions taxes imposed or assessed in connection with the provision of the Administrative Services and the Manufacturing Services, but excluding those taxes which are solely measured by TDG’s and/or its Affiliates’ income, TDG’s taxes unrelated to Company, as well as any taxes and/or tax liability incurred or caused directly or indirectly by TDG’s, its Affiliates’, and/or Subcontractors’ acts or omissions, including but not limited to any fines, penalties, interest, costs, liabilities, or other Damages assessed or threatened by any taxing authority. For clarity, Company shall not be responsible for providing TDG additional tax payments on account of tax amounts TDG or its Affiliates may be

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required to withhold from the wages and other remuneration of their employees or the Loaned Employees and remit to the government, as same is already encompassed by the Fees.
(v)Company shall pay to TDG its full compensation as set forth in this Section 4 without any deductions made for employee withholding taxes of any kind and shall pay to TDG any and all such employee withholding taxes which TDG is required to collect under applicable law, except as provided in Section 4(f) above.
5.Responsibility for Wages and Employee Costs.
(w)While, and with respect to the time period while, any employees of TDG or any of its Affiliates or Subcontractors are providing the Administrative Services to Company or any Loaned Employees are performing Manufacturing Services for the Company:
(i)such employees and Loaned Employees will remain full-time regular employees of TDG or such Affiliate or such Subcontractor, as applicable, and shall not be deemed to be employees of Company or any other AMI Indemnitees for any purpose;
(ii)such employees and Loaned Employees shall remain under the sole direction, control and supervision of TDG or its Affiliate or Subcontractor, as applicable (and not of Company);
(iii)TDG or such Affiliate or Subcontractor, as applicable, as well as any other TDG Indemnitors, shall be solely responsible for the payment and provision of all wages, bonuses, commissions, employee benefits, other remuneration, and the withholding and payment of all applicable taxes, interest, fines, assessments, fees and/or costs relating to such employees and Loaned Employees; and
(iv) TDG or such Affiliate or Subcontractor, as applicable, as well as any other TDG Indemnitors, shall be solely liable and responsible to the Loaned Employees, their bargaining representatives, any government agencies, and any other similar person or entity, for any and all past, present, and future payments, contributions, obligations, negotiations, bargaining responsibilities, agreements, understandings, liabilities, and other Damages (as defined below), including but not limited to withdrawal liability, contribution liability, rehabilitation liability, payment of wages, manner of discharge, unfair labor practice charges, injunctions, labor strife, neutrality agreements, as provided in, associated with, or arising from the past, present, or future CBAs, collective bargaining representative(s), and pension or other defined benefit or defined contribution plan(s), governing, applicable to, or related to the Loaned Employees.
(x)With respect to any employees of Company:
(i)such employees will remain employees of Company and shall not be deemed to be employees of TDG for any purpose;
(ii)such employees shall remain under the sole direction, control and supervision of Company (and not of TDG); and
(iii)Company shall be solely responsible for the payment and provision of all wages, bonuses, commissions, employee benefits, and the withholding and payment of all applicable taxes relating to such employees.

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6.No Partnership or Joint Venture. In performing the Administrative Services and the Manufacturing Services pursuant to this Agreement, TDG will be an independent contractor of Company, and this Agreement will not be deemed to create a partnership, joint venture, or other arrangement between the Parties.
7.Term and Termination.
(a)The initial term of this Agreement shall commence on the date hereof and shall terminate on the fifth (5th) anniversary of the date of this Agreement (the “Initial Term”); provided that this Agreement shall automatically renew for successive additional two (2) year periods (each a “Renewal Term” and, together with the Initial Term, the “Term”), unless either Party notifies the other Party in writing of its intention not to renew this Agreement at least ninety (90) days prior to expiration of the Initial Term or any Renewal Term, as the case may be.
(b)This Agreement may be terminated:
(i)at any time by the mutual written consent of the Parties;
(ii)at any time by either Party by written notice to the other Party in the event that (A) there shall be any law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited; or (B) any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by this Agreement and such governmental order shall have become final and non-appealable;
(iii)by TDG upon one hundred eighty (180) days prior written notice to Company following (A) the termination of the JV Agreement; or (B) if AMI or TruCor acquires all of the membership interests in Company owned by the other such party in accordance with the terms of the JV Agreement or the Operating Agreement; or
(iv)by either Party immediately if the other Party liquidates, dissolves, or shall be adjudicated insolvent, or has filed against it a petition in bankruptcy or for reorganization that is not dismissed or stayed within sixty (60) days, or voluntarily files a petition in bankruptcy or for reorganization or takes advantage of any insolvency act or proceeding, including an assignment for the benefit of creditors, or commits any other act of bankruptcy.
(a)Notwithstanding any termination of this Agreement, TDG shall be entitled to any Fees payable to TDG pursuant to Section 4 hereof in accordance with the terms thereof to the extent such Fees were actually earned or incurred prior to termination. Sections 5, 6, 7(c), 9, 12 and 14 through 23 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.
8.Force Majeure. TDG shall not be liable for any interruption, delay or failure to perform any obligation under this Agreement when such interruption, delay or failure is due to causes beyond its reasonable control, including any strikes, lockouts, acts of any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God or general inability (not specific to TDG or its Affiliates) to obtain necessary labor, materials or utilities, but in each case only to the extent beyond TDG’s reasonable control. In any such event, TDG’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof and it shall have no liability to Company in connection therewith. TDG will promptly notify Company, in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, TDG will resume its performance promptly.

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9.Confidentiality Obligations.
(c)TDG and Company each acknowledge that each Party has previously obtained from the other Party, and during the Term of this Agreement it and its employees may obtain or be provided with information of the other Party which is non-public and economically valuable to such Party and is proprietary or confidential in nature, including, but not limited to, written or oral information regarding technical and scientific information, business operations and plans, sales and marketing strategies, pricing, present or prospective customers, vendors, customer requirements and other business and technical information that has been classified or marked as confidential (collectively, “Confidential Information”).
(d)Notwithstanding the foregoing, Confidential Information does not include information which (i) is already known to the receiving Party at the time of disclosure by the disclosing Party; (ii) is or becomes publicly known through no wrongful act of the receiving Party; (iii) is independently developed by the receiving party without benefit of the disclosing Party’s Confidential Information; (iv) is received by the receiving Party from a third party without restriction and without breach of an obligation of confidentiality; or (v) relates to the Loaned Employees’ employment with or other services provided to TDG, its Affiliates, Subcontractors, and/or Company .
(e)All such Confidential Information shall at all times be and remain the exclusive property of the disclosing Party and shall be retained by the receiving Party in trust and in confidence, used by the parties hereto in connection with their obligations under this Agreement, shall not be discussed or made available by either Party to any party not a party hereto; provided, however, that each of parties hereto may disclose such Confidential Information (i) to its attorneys, professional advisors, accountants, independent auditors or affiliates on a confidential and “need-to-know” basis (collectively, a Party’s “Representatives”) (provided that (A) they are informed of the confidential nature of this Agreement and its contents and (B) each Party shall be responsible for any breach of this Agreement by its Representatives), (ii) to any financing source of such Party (collectively, a Party’s “Financing Sources”) (provided that (A) they are informed of the confidential nature of this Agreement and its contents and (B) each Party shall be responsible for any breach of this Agreement by its Financing Sources), (iii) in connection with a judicial, administrative or regulatory proceeding in which a Party hereto or any of their respective Representatives are involved or as requested or required by regulatory authority or otherwise by law, so long as in the case of this clause (iii) the disclosing Party (A) promptly notifies the other parties hereto thereof (to the extent permitted by law or the rules governing the process requiring such disclosure), (B) uses reasonable efforts to consult with the non-disclosing Party on the advisability of taking steps to resist or narrow such request, and (C) if disclosure is required or deemed advisable, use reasonable efforts to cooperate with the non-disclosing parties, at its expense, in any attempt that it may make to obtain an order or other reliable assurance that confidential treatment will be accorded to the information so disclosed, (iv) in connection with any Required Disclosure (subject to the provisions therein relating to Required Disclosure), and (v) in connection with the enforcement of rights under this Agreement.
(f)Upon expiration or termination of this Agreement, the receiving Party agrees, upon written request, to either return or destroy the disclosing Party’s Confidential Information in its or its employees’, agents’, or Representatives’ possession, including any notes, reports, analysis and other materials (in whatever form or medium) which were produced by the

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receiving Party (or its employees, agents, or Representatives) and which include any of the disclosing Party’s Confidential Information.
(g)From the date hereof until one year after the termination of this Agreement (the “Restricted Period”), except as provided below, neither Party shall, and shall not cause or permit any of its Affiliates to, directly or indirectly, hire or solicit any person who is or was employed by the Company or the other Party, or encourage any such employee to leave such employment or hire any such employee who has left such employment, provided, that nothing in this Section 9(e) shall prevent a Party or its Affiliate from hiring (i) any such employee whose employment has been terminated by the other Party or the Company, as applicable, or (ii) after one hundred eighty (180) days from the date of termination of employment, any such employee whose employment has been terminated by the employee. Notwithstanding anything to the contrary herein, in the event of TDG or its Affiliates’ actual, imminent, or announced bankruptcy, cessation of all or substantially all operations, and/or insolvency; AMI’s exercise or contemplated exercise of the Buy-Sell option as provided in the JV Agreement; and/or the actual, imminent, or announced termination of the Loaned Employees by TDG and/or its Affiliates (each, a “TDG Protectable Interest Lapse”), this Section 9(e) shall not apply to the Company or any other AMI Indemnitees and the Company’s or any other AMI Indemnitee’s solicitation and hiring of any Loaned Employee(s) shall not be a violation of this Section 9(e).
(h)Each Party acknowledges that the restrictions contained in Section 9(e) are reasonable and necessary to protect the legitimate interests of the other Party and constitute a material inducement to the other Party to enter into this Agreement and consummate the transactions contemplated hereby. In the event that any covenant contained in Section 9(e) should ever be adjudicated to exceed the time, geographic, product, service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable Law. The covenants contained in Section 9(e) and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
10.Representations and Warranties.
(a)TDG represents and warrants to Company and to AMI that: (i) it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement; and (ii) this Agreement has been executed and delivered by TDG and (assuming due authorization, execution and delivery by Company) constitutes the legal, valid and binding obligation of TDG, enforceable against TDG in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.
(b)TDG represents and warrants to Company and to AMI that, with respect to the property currently owned by TDG in Atmore, Alabama containing approximately 275,000 square feet and further described on Exhibit B hereto (the “Atmore Facility”) that: (i) it possesses good marketable fee title to the Atmore Facility, subject only to matters affecting title, whether of record or known by Landlord on the date hereof to exist, including all mortgages and superior leasehold interests; (ii) it is authorized to make the agreements and covenants set forth

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in this Agreement; (iii) that the provisions of this Agreement do not or will not conflict with or violate the provisions of existing or future agreements between TDG and third parties, including, without limitation, that certain Loan Agreement made by TDG and The Dixie Group, Inc. in favor of AmeriState Bank in the principal amount of $10,000,000.00 dated October 26, 2020 and that certain Loan Agreement made by TDG and The Dixie Group, Inc. in favor of Greater Nevada Credit Union in the principal amount of $15,000,000.00 dated October 29, 2020 (collectively, the “Loan Agreements”); (iv) the certificate of occupancy allows Company to use and enjoy the Atmore Facility for the Administrative Services and the Additional Services, if any; (v) provided TDG is the owner of the Atmore Facility, and except as otherwise set forth in any lease between the Company and TDG, the Atmore Facility is and will continue to be in compliance with all applicable laws, including all construction, environmental, asbestos, health and safety laws covering the disabled, provided that, except as otherwise provided for herein (including but not limited to, for clarity, the provisions in this Agreement regarding the allocation of costs, expenses, and liabilities associated with the Manufacturing Services, Administrative Services, Additional Services, Loaned Employees, and other labor or employment related issues), any costs, expenses or liabilities related to the operation of the Company shall be borne by the Company; and (vi) provided TDG is the owner of the Atmore Facility, the Atmore Facility is and will continue to be free and clear of all tenants and occupants that would have an effect on Company’s ability to perform the Administrative Services and Additional Services, if any.
(c)Company represents and warrants to TDG that: (i) it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement; and (ii) this Agreement has been executed and delivered by Company and (assuming due authorization, execution, and delivery by TDG) constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.
11.Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10 OF THIS AGREEMENT, (I) NEITHER TDG NOR ANY PERSON ON TDG’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED; AND (II) COMPANY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY TDG, OR ANY OTHER PERSON ON TDG’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.
12.Indemnification.
(i)Subject to terms and conditions of this Agreement, TDG and TDG’s present and future successors and assigns (collectively, the “TDG Indemnitors”) shall, jointly and severally, at their expense and at all times, indemnify, defend and hold completely harmless the Company, as well as AMI, and all of AMI’s present and future, direct and indirect, Affiliates, and all of their (including, but not limited to, AMI’s and such Affiliates’) present and future, direct and indirect directors, members, managers, officers, owners, employees, employee benefit plans, fiduciaries, administrators, insurers, agents, successors, and assigns (collectively,

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including but not limited to Company and AMI, the “AMI Indemnitees”) from and against any and all claims, causes of action, complaints, charges, investigations, audits, demands, threats, damages, losses, liabilities, penalties, fines, assessments, equitable or other remedies, interest, costs and expenses, including but not limited to, reasonable attorneys’ fees and expenses (collectively “Damages”) arising out of or resulting from (i) any breach of any representation or warranty as set forth in Section 10 of or elsewhere in this Agreement, (ii) any breach of any term, condition, covenant or agreement of any of the TDG Indemnitors under this Agreement, (iii) any of the TDG Indemnitors’ gross negligence or willful misconduct, or the violation of applicable law or the breach of a contractual obligation by any of the TDG Indemnitors, including, but not limited to, their respective officers, directors, employees, contractors, subcontractors, representatives, agents, successors or assigns, or (iv) TDG’s collective bargaining obligation to and contractual relationship with the Southern Region Workers United affiliated with SEIU, as well as any successor or future union or collective bargaining representative, including but not limited to, any pension withdrawal liability under the Employee Retirement Income Security Act of 1974, breaches of the CBAs, unfair labor practices under the National Labor Relations Act, and grievances and arbitrations under the CBAs. Except as otherwise provided herein and except for any HR Approved Matter, to the extent that any plant manager or other supervisory employee of the Company directs the Loaned Employees to perform services or engage in other acts in breach of the terms of the CBA (if any) then in effect, any such Damages shall be excluded from the indemnity in this Section 12(a) the Company.
(j)Subject to terms and conditions of this Agreement, Company shall, at its expense and at all times, indemnify, defend and hold completely harmless TDG, as well as TruCor, and all of TDG’s present and future, direct and indirect, Affiliates, and all of their (including, but not limited to, TDG’s and such Affiliates’) present and future, direct and indirect directors, members, shareholders, managers, directors, officers, owners, employees, employee benefit plans, fiduciaries, administrators, insurers, agents, successors, and assigns (each, a “TDG Indemnitee”) and the AMI Indemnitees from and against all Damages arising out of or resulting from (i) any breach of any representation or warranty of Company as set forth in Section 10 or elsewhere in this Agreement, (ii) any breach of any term, condition, covenant or agreement of Company under this Agreement, (iii) any of the Company’s gross negligence or willful misconduct, or the violation of applicable law or the breach of a contractual obligation by the Company, including but not limited to, its officers, directors, employees, contractors, subcontractors, representatives, agents, successors or assigns, and (iv) any claim arising from any action, conduct or omission by any Loaned Employee at any time during the Term of this Agreement reasonably understood to be risks within the ordinary course of operating a manufacturing facility, including, but not limited to, the negligence or the willful or intentional misconduct of a Loaned Employee and occupational safety and health compliance; provided that Company shall have no obligation to indemnify, defend nor hold harmless any of the TDG Indemnitees with respect to any breach, claim, issue, or other matter covered or arising under Section 12(a), or caused by or as the result of, whether directly or indirectly, the actions, conduct, and/or omissions by any TDG Indemnitee that is not a Loaned Employee.
(k)EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR TO THE EXTENT AWARDED TO A THIRD PARTY, IN NO EVENT SHALL EITHER PARTY OR THEIR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT THE OTHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND

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NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.
(l)In the event of TDG, its Affiliates’, or a Subcontractor’s bankruptcy, cessation of all or substantially all operations, and/or insolvency; AMI’s exercise of the Buy-Sell option as provided in the JV Agreement; and/or the termination of the Loaned Employees by TDG its Affiliates, and/or Subcontractors, TDG, its Affiliates, Subcontractors, and the other TDG Indemnitors represent, warrant, and agree that they shall, jointly and severally, remain solely responsible and liable for any and all payments, contributions, obligations, liabilities, or other Damages as provided in, associated with, or arising from the past, present, and future CBAs, collective bargaining representative(s), pension or other defined benefit or defined contribution plan(s), governing, applicable to, or related to their employees and/or any Loaned Employees, including but not limited to withdrawal, contribution, rehabilitation, and other liability with respect to any and all multiemployer pension plans to which TDG, its Affiliates, Subcontractors, or any other TDG Indemnitors contribute on behalf of the Loaned Employees.
13.Insurance. At all times during the Term of this Agreement, each Party shall procure and maintain, at its sole cost and expense, at least the following types and amounts of insurance coverage:
(b)TDG shall secure and maintain (i) general commercial liability insurance (which shall have limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate), (ii) employment practices liability insurance with limits and amounts as unanimously determined by the board of directors of the Company, and (iii) excess liability insurance (which shall have a limit of not less than Ten Million Dollars ($10,000,000.00) in the aggregate) protecting TDG against any loss, cost, damage, expense (including but not limited to attorneys’ fees and expenses), or other Damages customarily insured against by comparable businesses, and which shall include any and all endorsements and riders available extending any applicable claims periods (including but not limited to beyond the covered time period). All such policies shall name Company and AMI additional insureds and shall be carried with such companies reasonably satisfactory to AMI and Company.
(c)Company shall secure and maintain (i) general commercial liability (which shall have limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate), and (ii) excess liability (which shall have a limit of not less than Ten Million Dollars ($10,000,000.00) in the aggregate), protecting Company against any loss, cost, damage, expense, or other Damages customarily insured against by comparable businesses. All such policies shall name TDG and AMI as an additional insured and shall be carried with such companies reasonably satisfactory to Company.
14.Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein shall survive the Closing for a period of twelve months from the Closing Date or the date the Party discovers the breach of such representation or warranty (whichever occurs last); and (b) the covenants and other agreements of the Parties contained herein shall survive expiration or termination of this Agreement only with respect to the time period prior to termination and to give proper effect to their respective intent. All other provisions of this Agreement will not survive the expiration or earlier termination of this Agreement.
15.Assignment; Successors and Assigns, etc. No Party may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other Party and without such consent any attempted transfer or assignment shall be null and of no effect. This Agreement shall inure to the benefit of and be binding upon

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the Parties and their respective successors, executors, administrators, heirs and permitted assigns. The AMI Indemnitees and TDG Indemnitees are each express intended third-party beneficiaries of this Agreement, and are the sole intended third-party beneficiaries of this Agreement.
16.Notices. All notices, requests, demands and other communications required or permitted hereunder will be in writing and, if mailed by prepaid first class mail or certified mail, return receipt requested, will be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, in which event the notice will be deemed effective when delivered, or by overnight courier, in which event the notice will be deemed to have been received on the next business day following delivery to such courier. Finally, notices hereunder may be delivered by facsimile or electronic mail transmission; if sent by facsimile transmission, such notice will be deemed to have been received on the next business day following dispatch and acknowledgment of receipt by the recipient’s facsimile machine; and if sent by electronic mail transmission, such notice will be deemed to have been received on the next business day following such successful transmission. All notices and other communications under this Agreement will be given to the Parties at the following addresses:
(m)If to Company:
Rigid Core Manufacturing, LLC
Attention: Kennedy Frierson
475 Reed Road
Dalton, GA 30720-6307
Email: kennedy.frierson@dixiegroup.com
and
Rigid Core Manufacturing, LLC
[address to be provided]

    With a copy (which shall not constitute notice) to:

Rigid Core Manufacturing, LLC
[address to be provided]

(n)If to TDG:
TDG Operations, LLC
475 Reed Road
Dalton, GA 30720-6307
Attn: Kennedy Frierson, Manager
Email: kennedy.frierson@dixiegroup.com

with a copy (which shall not constitute notice) to:
Miller & Martin, PLLC
832 Georgia Avenue, Suite 1200
Chattanooga, Tennessee 37402
Attn: John F. Henry, Esq.
Email: john.henry@millermartin.com

(o)If to AMI:

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Alabama Manufacturing Investment LLC
[address to be provided]

with a copy (which shall not constitute notice) to:

Golenbock Eiseman Assor Bell & Peskoe LLP
711 Third Avenue, 17th Floor
New York, NY 10017
Attn: Richard S. Kaplan, Esq.
Email: rkaplan@golenbock.com

In calculating time periods for notice, when a period of time measured in days, weeks, months, years or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted. Either Party may change the address to which notice is to be sent by written notice to the other Party in accordance with this Section.

17.Waiver. No failure on the part of a Party to exercise, and no delay in exercising, any right, power or privilege of a Party hereunder shall operate as a waiver thereof. The waiver by a Party of any breach of this Agreement by the other Party shall not be effective unless in writing, and no such waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.
18.Titles. The titles, captions and headings contained in this Agreement are for convenience of reference only and shall not affect the meaning, construction or interpretation of any provisions of this Agreement.
19.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
20.Amendment. This Agreement may be amended or modified only by a written instrument signed by duly authorized representatives of Company, TDG and AMI.
21.Governing Law; Submission to Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to any conflicts or choice of law principles which otherwise might be applicable. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Georgia in each case located in the City of Atlanta, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding.
22.JURY TRIAL WAIVER. The Parties acknowledge that the right to trial by jury is a constitutional one, but that it may be waived. Each of the Parties, after consulting (or having the opportunity to consult) with counsel of its choice, knowingly, voluntarily and intentionally waives any right to trial by jury in any action or other legal proceeding arising out of or relating to this Agreement, including any document or correspondence pertaining to this Agreement.
23.Construction. Each Party and its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall

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not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either Party. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words “either” and “any” shall not be exclusive. The use of “or,” “and,” or “and/or” shall be interchangeable as necessary, unless the context clearly requires otherwise.
24.Entire Agreement. This Agreement, including all exhibits hereto, and the JV Agreement, embodies the entire agreement between, and the understanding of, the Parties in respect of the subject matter contained herein.

[Remainder of page intentionally left blank.
Signature page immediately follows.]

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    IN WITNESS WHEREOF, the Parties have executed, or caused to be executed, this Agreement, as of the date first above written.

TDG: TDG OPERATIONS, LLC

By: ______________________________________
Name: ___________________________________
Title: ____________________________________

COMPANY: RIGID CORE MANUFACTURING, LLC

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

AMI: ALABAMA MANUFACTURING INVESTMENT, LLC

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

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EXHIBIT A

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Administrative Services
A. General Services. TDG will provide Company general administrative, accounting and record-keeping services required for the operation of the Business, including, without limitation:

1.accounts payable — processing all invoices, charging the proper accounts and preparing checks;
2.invoicing — pricing shipments and preparing and mailing invoices;
3.accounts receivable — maintaining records of billings and collections;
4.payroll — maintenance of all payroll accounting systems;
5.tax reporting and returns — preparation of or management of external relationship with accounting firm in preparation of all Federal, State and local Company tax returns, other external tax reports;
6.books and records — review and assistance to Company in the maintenance of financial and other books and records (all of which will be maintained by Company) and a cost system for Company’s facilities;
7.audit — audit support services relating to annual accounting audit;
8.accounting and financial statements/periodic reports—accounting support services to assist in the maintenance of a system of accounting for Company and the preparation of audited and unaudited balance sheets, statements of income and results of operations and cash flows;
9.legal—management of external legal law firm relationship involving the drafting and reviewing contracts, agreements and other documents, legal consultation and opinions, maintaining corporate books and records, litigation management, regulatory compliance, and legal issues related to labor and employment issues; and
10.general administrative — such other general administrative services as are required by Company.

B. Insurance and Risk Management Services. TDG will provide Company with insurance and risk management services, including the evaluation of insurance needs, policies and risks, management of brokers, placement of coverages, supervision over claims, and support of compliance functions.

C. Information Technology, Cybersecurity and Data Protection Services. TDG will provide all information technology, cybersecurity and data protection services required to support the day-to-day activities of Company, including computer operations, data input, systems and programming and technical support. Company will provide, at its own expense, all computer hardware, terminal equipment, personal computers and peripheral equipment required for the ordinary conduct of the business of Company. Company shall be responsible for all computer software licensing and third party consulting fees and maintenance costs, including, without limitation, the costs associated with accounting and enterprise resource planning software, production, scheduling and inventory management software, and all other third party license and seat costs.

The Fees associated with the information technology services will include time spent by TDG personnel in the development and maintenance of production scheduling, inventory control systems, cost and cost control systems, quality control information systems and payroll and accounts payable systems. However, any amounts incurred by TDG for third party support of the foregoing will be passed through to Company.

D. Human Resources (“HR”) Services. TDG shall provide Company with HR services, including but not limited to assistance with staffing and recruitment, training and employee development, advice and establishment of policies for employee compensation and benefits, discipline, termination, and employee and labor relations support, as well as advice and recommendations approving, disapproving, and/or modifying HR related decisions.

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EXHIBIT B

TRACT 1

COMMENCING FROM THE NORTHEAST CORNER OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 5 EAST, ESCAMBIA COUNTY, ALABAMA; THENCE RUN WEST A DISTANCE OF 214.84 FEET, MORE OR LESS, TO A 1/2" IRON REBAR WITH CAP (CA#604) FOR THE POINT OF BEGINNING; THENCE RUN SOUTH 00°17'59" EAST A DISTANCE OF 1135.35 FEET TO A 5/8" IRON REBAR WITH CAP (LS#21460) TO THE NORTH RIGHT-OF-WAY OF BYRNE DRIVE (60' WIDE RIGHT-OF-WAY); THENCE RUN SOUTH 88°03'01" WEST ALONG SAID RIGHT-OF-WAY A DISTANCE OF 1003.26 FEET TO A 5/8" IRON REBAR WITH CAP (LS#21460); THENCE LEAVING SAID RIGHT-OF-WAY NORTH 00°16'57" WEST A DISTANCE OF 614.51 FEET TO A 5/8" IRON REBAR WITH CAP (CA#156); THENCE RUN NORTH 00°19'29" WEST A DISTANCE OF 790.50 FEET TO A 5/8" IRON REBAR WITH CAP (CA#156) TO THE SOUTH RIGHT-OF-WAY INDUSTRIAL PARK NORTH PERIMETER ROAD (60' WIDE RIGHT-OF-WAY); THENCE RUN NORTH 89°54'38" EAST ALONG SAID SOUTH RIGHT-OF-WAY A DISTANCE OF 792.95 FEET TO A 5/8" IRON REBAR WITH CAP (CA#156); THENCE RUN NORTH 88°21'04" EAST ALONG SAID SOUTH RIGHT-OF-WAY A DISTANCE OF 210.16 FEET TO A 5/8" IRON REBAR WITH CAP (LS#21460); THENCE LEAVING SAID SOUTH RIGHT-OF-WAY SOUTH 00°17'27" EAST A DISTANCE OF 242.81 FEET TO A 1/2" IRON REBAR WITH CAP (CA#604); SAID DESCRIBED PARCEL CONTAINING 31.98 ACRES, MORE OR LESS.

TRACT 2

COMMENCING FROM THE NORTHEAST CORNER OF SECTION 25, TOWNSHIP 1 NORTH, RANGE 5 EAST, ESCAMBIA COUNTY, ALABAMA; THENCE RUN SOUTH 89°43'02" WEST A DISTANCE OF 986.60 FEET TO A POINT; THENCE RUN SOUTH 02°50'09" WEST A DISTANCE OF 251.89 FEET TO A 1/2" IRON REBAR WITH CAP (LS#21466) ON THE WEST RIGHT-OF-WAY OF SWIFT MILL ROAD (60' WIDE RIGHT-OF-WAY) FOR THE POINT OF BEGINNING; THENCE RUN SOUTH 02°54'33" WEST ALONG SAID RIGHT-OF-WAY A DISTANCE OF 871.58 FEET TO A 1/2" IRON REBAR WITH CAP (LS#21466) LYING ON THE NORTH RIGHT-OF-WAY OF BRYNE DRIVE (60' WIDE RIGHT-OF-WAY); THENCE RUN SOUTH 88°02'30" WEST ALONG SAID NORTH RIGHT-OF-WAY A DISTANCE OF 472.82 FEET TO A 5/8" IRON REBAR WITH CAP (LS#21460); THENCE LEAVING SAID NORTH RIGHT-OF-WAY NORTH 00°17'59" WEST A DISTANCE OF 884.79 FEET TO A POINT, SAID POINT LYING SOUTH 89°47'55" EAST A DISTANCE OF 0.90 FEET FROM A 1/2" IRON REBAR WITH CAP (LS#21466); THENCE RUN NORTH 89°47'55" EAST A DISTANCE OF 521.41 FEET TO THE POINT OF BEGINNING; SAID DESCRIBED PARCEL CONTAINING 10.01 ACRES, MORE OR LESS.

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Schedule 1

Leased Premises    Approximately 275,000 square feet of space in the Atmore Facility or such other amount of space agreed to by TDG and AMI.

Base Rent             $2.18 per square foot

Additional Rent    Real estate taxes and operating costs attributable to the Leased Premises, including a pro rata allocation of the cost of hazard insurance.

TDG’s Improvements    TDG, at TDG’s sole cost and expense, shall perform all improvements necessary to deliver the Leased Premises to the Company in the condition determined by the Company’s board of directors.

The Company’s Work    The Company, at the Company’s sole cost and expense, shall be permitted to perform all improvements necessary for the operation of the Company.

Rent Commencement Date     The Company shall commence paying Base Rent and Additional Rent on the date TDG delivers the Leased Premises to the Company with TDG’s Improvements fully completed.

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